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                                                                   Exhibit 10(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 15, 2003 in this Registration Statement (Form N-1A No. 002-78309) of UBS Retirement Money Fund (one of the Funds comprising UBS RMA Money Fund, Inc.).


                                                               ERNST & YOUNG LLP

New York, New York
August 25, 2003